Exhibit 10.6

AMENDMENT OF SERVICES AGREEMENT

        This Amendment dated as of January 1, 2001 to the Services Agreement dated as of August 1, 2000 among Sea Containers Ltd., a Bermuda company, Sea Containers Services Ltd., a United Kingdom company, and Orient-Express Hotels Ltd., a Bermuda company. Terms defined in the Services Agreement have the same meaning in this Amendment.

        Whereas, Section 3.1 of the Services Agreement sets out an annual charge of $2,500,000 for Corporate Services, part of which are provided by OEHL itself beginning in 2001; Section 3.2 and Schedule 3.2 of the Services Agreement specify the cost allocation and allocation methodology in 1999 and 2000 for Administration Services; and Section 3.3 of the Services Agreement provides for a proportionate reimbursement based on office space used by the OEHL Group;

        Whereas, the Parties wish to amend the Services Agreement for 2001 and future years;

        Now, therefore, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, SCL, SC Services and OEHL hereby agree to amend the Services Agreement (i) by reducing the annual charge for Corporate Services under Section 3.1 to $2,200,000 from January 1, 2001, and (ii) by adding a sentence to appear after the third sentence of Section 3.2, reading in its entirety, "The cost allocation and the allocation method in 2001 and future years for Administration Services under Section 3.2 and for office space under Section 3.3 shall be as agreed among the Parties each year at the time the consolidated budgets of SCL and OEHL are prepared, to be effective for that budget year."

        Except as amended by this Amendment, the Services Agreement shall remain in full force and effect.

SEA CONTAINERS LTD.		ORIENT-EXPRESS HOTELS LTD.
By:	/s/ D.J. O'SULLIVAN Daniel J. O'Sullivan Senior Vice President—Finance and Chief Financial Officer	By:	/s/ J.G. STRUTHERS James G. Struthers Vice President—Finance and Chief Financial Officer
SEA CONTAINERS SERVICES LTD.
By:	/s/ D.J. O'SULLIVAN Daniel J. O'Sullivan Director and Secretary